Exhibit 99.1

Catabasis Pharmaceuticals Announces Pricing of $10 Million Offering of Common Stock

CAMBRIDGE, MA, September 23, 2016 — Catabasis Pharmaceuticals, Inc. (NASDAQ: CATB), a clinical-stage pharmaceutical company, today announced the pricing of an underwritten offering of 2,500,000 shares of its common stock at a price of $4.00 per share. The gross proceeds to Catabasis from this offering are expected to be $10.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Catabasis has granted the underwriter a 30-day option to purchase up to an additional 375,000 shares of common stock. Catabasis intends to use the net proceeds from the sale of the offered securities to fund our ongoing and planned clinical trials of edasalonexent (CAT-1004), to fund market development activities for edasalonexent, to fund research and development to advance its pipeline of preclinical product candidates and expand its product platform, and for working capital and general corporate purposes.

All of the shares in the offering are to be sold by Catabasis. The offering is expected to close on September 28, 2016, subject to customary closing conditions. Additional details regarding the offering will be included in a Form 8-K filed by Catabasis with the Securities and Exchange Commission.

Cowen and Company, LLC is acting as sole book-running manager for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-212382), which was declared effective by the Securities and Exchange Commission on July 19, 2016. The offering is being made only by means of a prospectus supplement and the accompanying prospectus.  A final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Catabasis

At Catabasis Pharmaceuticals, our mission is to bring hope and life-changing therapies to patients and their families. Our SMART (Safely Metabolized And Rationally Targeted) linker drug discovery platform enables us to engineer molecules that simultaneously modulate multiple targets in a disease. We are applying our SMART linker platform to build an internal pipeline of product candidates for rare diseases and plan to pursue partnerships to develop additional product candidates.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about future clinical trial plans and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; availability and timing of results from preclinical studies and clinical trials; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2016, which is on file with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future.  In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release.  The Company anticipates that subsequent events and developments will cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.

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Corporate and Media Contact

Andrea Matthews

Catabasis Pharmaceuticals, Inc.

T: (617) 349-1971

amatthews@catabasis.com